                                  SCHEDULE 14A

                    Information Required in Proxy Statement

    Reg. ss. 240.14a-101

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            POWERCERV CORPORATION
    --------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    --------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration No.:

    3) Filing Party:

    4) Date Filed:



--------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                     [LETTERHEAD OF POWERCERV CORPORATION]






                                 April 30, 1997




Dear PowerCerv Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of PowerCerv Corporation (the "Company") on Tuesday, June 3, 1997. The meeting will begin promptly at 10:00 a.m. local time, in the John Jackson Room of the Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, in Tampa, Florida.

         The notice of the meeting and proxy statement on the following pages contain information on the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

         The continuing interest of the shareholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.

                                                  Sincerely,



                                                  HAROLD R. ROSS,
                                                  Chief Executive Officer

                             POWERCERV CORPORATION
                             400 NORTH ASHLEY DRIVE
                                   SUITE 2700
                              TAMPA, FLORIDA 33602




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 3, 1997


         The Annual Meeting of Shareholders of PowerCerv Corporation will be held in the John Jackson Room of the Wyndham Harbour Island Hotel, 725 South Harbour Island Boulevard, Tampa, Florida 33602, June 3, 1997 at 10:00 a.m., local time, for the following purposes:

         1. To elect six directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

         2. To amend the 1995 Stock Option Plan (the "Plan") to increase the number of shares available for issuance under the Plan from 1,250,000 shares to 2,250,000 shares and to modify the provisions of the Plan relating to administration and amendment of the Plan.

         3. To ratify the appointment of KPMG Peat Marwick LLP as the independent auditors for the Company for the fiscal year ending December 31, 1997.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on April 29, 1997 are entitled to notice of and to vote at the meeting.

         Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.


                                 By Order of the Board of Directors,



                                 Stephen M. Wagman,
                                 Secretary

Tampa, Florida
April 30, 1997

                             POWERCERV CORPORATION

                                PROXY STATEMENT


               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION


         This Proxy Statement is first being sent to shareholders on or about May 2, 1997, in connection with the solicitation of proxies by the Board of Directors of PowerCerv Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on June 3, 1997, and at any adjournment thereof (the "Meeting"). Only shareholders of record at the close of business on April 29, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. There were 13,845,267 shares of the Company's common stock, $0.001 par value ("Common Stock") outstanding and entitled to vote at the close of business on the Record Date. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

         Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If a shareholder specifies in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors and the other proposals described in this Proxy Statement. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

         Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

         Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Common Stock represented at the Meeting constitute a quorum. With respect to matters to be acted upon at the Meeting, abstentions and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

         The expense of preparing, printing, and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

         The executive offices of the Company are located at 400 North Ashley Drive, Suite 2700, Tampa, Florida 33602, and the Company's telephone number is
(813) 226-2600.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of April 15, 1997, information as to the Company's Common Stock beneficially owned by: (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table,
(iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                                                               AMOUNT AND NATURE
                                                                                                 OF BENEFICIAL
                NAME OF BENEFICIAL OWNER (1)                              OWNERSHIP(2)              PERCENT
                --------------------------------------------------------  ------------         -----------------
                Harold R. Ross (3)......................................    2,821,200               20.4%
                Marc J. Fratello (4)....................................    2,761,600               19.9%
                Roy E. Crippen, III (5).................................    2,288,500               16.5%
                Stephen M. Wagman (6)...................................        9,500                   *
                Kenneth D. Barwick (7)..................................        2,324                   *
                O. G. Greene (7)........................................        2,324                   *
                Stuart C. Johnson (8)...................................        1,992                   *
                H.R.R. Limited Partnership..............................    2,821,000               20.4%
                M.J.F. Limited Partnership..............................    2,761,600               19.9%
                R.C.F. Company Limited Partnership......................    2,288,500               16.5%
                All directors and executive officers as a group
                   (10 persons)(9)......................................    9,170,065               66.2%

--------
*Less than 1%

(1) The business address for Messrs. Ross, Fratello, Crippen, Wagman, Barwick, Greene and Johnson is c/o PowerCerv Corporation, 400 North Ashley Drive, Suite 2700, Tampa, Florida 33602. The business address for H.R.R. Limited Partnership, R.C.F. Company Limited Partnership and M.J.F. Limited Partnership is 3773 Howard Hughes Parkway, 3rd Floor South, Las Vegas, Nevada 81909.

(2) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

(3) All shares are held by H.R.R. Limited Partnership, a Nevada limited partnership in which Mr. Ross and certain trusts, of which he is trustee, are limited partners.

(4) All shares are held by M.J.F. Limited Partnership, a Nevada limited partnership in which Mr. Fratello and a trust, of which he is trustee, are limited partners.

(5) All shares are held by R.C.F. Company Limited Partnership, a Nevada limited partnership in which Mr. Crippen and a trust, of which he is trustee, are limited partners

(6) The number of shares shown in the table above includes 7,500 shares that are subject to options that are exercisable at April 15, 1997.

(7) The number of shares shown in the table includes 2,324 shares that are subject to options that are exercisable at April 15, 1997.

(8) The number of shares shown in the table includes 1,992 shares that are subject to options that are exercisable at April 15, 1997.

(9) Includes 640,000 shares owned by ABS Capital Partners, L.P. ("ABS"), 627,200 shares owned by Summit Ventures III, L.P., and 12,800 shares owned by Summit Investors II, L.P. (collectively, "Summit"). Donald B. Hebb, Jr., who is currently a director of the Company, is Managing General Partner of ABS Partners, L.P., the general partner of ABS, and may be deemed to share voting and investment power with respect to all shares held by ABS. Mr. Hebb disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Thomas S. Roberts, who is currently a director of the Company, is a general partner of Summit Investors and a general partner of Stamps, Woodsum & Co., III, the general partner of Summit and may be deemed to share voting and investment power with respect to all shares held by Summit. Mr. Roberts disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Messrs. Hebb and Roberts are not standing for re-election at the upcoming Meeting.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information as of April 15, 1997, concerning the Company's executive officers, continuing directors, and nominees for director.

                                                                                                YEAR FIRST
                                                                                                 BECAME A
               NAME                                     POSITION(S)                        AGE   DIRECTOR
               -------------------------  -----------------------------------------------  ---  ----------
               Harold R. Ross...........  Chief Executive Officer and Director              42     1992
               Marc J. Fratello.........  President, Chief Operating Officer and Director   39     1992
               Roy E. Crippen, III......  Executive Vice President, Chief Technology        38     1992
                                          Officer and Director
               Stephen M. Wagman........  Senior Vice President, Chief Counsel, Secretary   36     ____
                                          and Treasurer
               Karen L. Jaderborg.......  Chief Accounting Officer                          37     ____
               Kenneth D. Barwick.......  Director                                          49     1996
               O. G. Greene.............  Director                                          55     1996
               Stuart C. Johnson........  Director                                          54     1996

         HAROLD R. ROSS has served in various capacities, including Chief Executive Officer and director of the Company since its inception in 1992. Prior to founding the Company in 1992, Mr. Ross served in various capacities, including Regional Manager, for more than three years at Powersoft Corporation. Prior to 1989, Mr. Ross spent 13 years at Unisys Corporation (formerly Burroughs Corporation), serving in various sales, marketing, and management positions. Mr. Ross is certified at the Fellow Level by APICS.

         MARC J. FRATELLO has served as President and a director of the Company since its inception in 1992, and as Chief Operating Officer since December 1995. Prior to founding the Company in 1992, Mr. Fratello spent 10 years at Unisys Corporation, the last position held being that of Director, CASE/4GL Products. Mr. Fratello also is a director of Software Business Technologies, Inc. and System One Corporation, privately-held companies located in San Rafael, California and Tampa, Florida, respectively.

          ROY E. CRIPPEN, III has served as Executive Vice President and Chief Technology Officer of the Company and a director since the Company's inception in 1992. Prior to founding the Company, Mr. Crippen was the Florida Regional Manager for Spectrum Associates, an application and consulting company from March 1991 to April 1992.

         STEPHEN M. WAGMAN has served as Chief Counsel of the Company since August 1995, as Secretary since October 1995, and as Senior Vice President and Treasurer since December 1996. From July 1988 to August 1995, Mr. Wagman was Vice President, Secretary and Treasurer of International Data Matrix, Inc., a New Hampshire-based developer of machine vision technology. Mr. Wagman is licensed to practice law in Florida and Ohio.

         KAREN L. JADERBORG has served as Controller of the Company since June 1995, and Chief Accounting Officer since October 1996. Prior to joining the Company, Ms. Jaderborg spent ten years at Florida Progress Corporation and its subsidiaries, the last position held being that of Controller and Assistant Treasurer of Progress Credit Corporation, a financial services subsidiary. Ms. Jaderborg is a Certified Public Accountant licensed to practice accounting in Florida.

         KENNETH D. BARWICK has served as a director of the Company since October 1996. During 1995 and 1996, Mr. Barwick was the Senior Vice President Americas Operations for Dunn & Bradstreet Software in Atlanta, Georgia. Mr. Barwick was a Regional Manager for Oracle Corporation in Atlanta from 1992 to 1995.

         O. G. GREENE has served as a director of the Company since October 1996. Mr. Greene has served as President and CEO of GridNet International LLC, an enhanced Internet service provider located in Atlanta, since June 1995. From May 1992 to June 1995, Mr. Greene was the Executive Vice President and Chief Operating Officer of First Financial Management Corporation, a firm providing credit card and health care claim processing services in Atlanta. From February 1991 to May 1992, Mr. Greene was the President and CEO of National Data Corporation, a firm providing credit card and health care claim processing services in Atlanta. Mr. Greene also is a director of Unicoil Corporation, a privately-held company located in Atlanta.

         STUART C. JOHNSON has served as a director of the Company since November 1996. Mr. Johnson has served as the Group President of Large Business and Information Services at Bell Atlantic Corporation in Arlington, Virginia, since June 1993. From April 1992 to June 1993, Mr. Johnson served as the Group President of Regional Services at Bell Atlantic Corporation. Mr. Johnson is also a director of Anstec Corporation, a privately-held company located in Fairfax, Virginia.

         The Board of Directors currently consists of eight members. In addition to the directors listed in this "Directors and Officers Section," Donald B. Hebb, Jr. and Thomas S. Roberts have served on the Company's Board. Messrs. Hebb and Roberts are not standing for re-election to the Company's Board.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During 1996, the Company's Board of Directors held ten meetings. Each member of the Board of Directors attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member. In addition, the Board of Directors took action six times during 1996 by written consent in lieu of a meeting signed by all members of the Board of Directors then in office, as permitted by applicable state law.

         The Company's Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Audit Committee, which met once during 1996, consists of Harold R. Ross, Donald B. Hebb, Jr. and Thomas S. Roberts. The duties of the Audit Committee are to recommend to the Board of Directors the selection of the independent certified public accountants, to meet with the independent certified public accountants to review the scope and results of the audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices.

         The Company's Compensation Committee consists of Harold R. Ross, Marc
J. Fratello and Donald B. Hebb, Jr. The Compensation Committee recommends to the Board of Directors the base salary levels and bonuses for the Company's executive officers. See "Board Compensation Committee Report on Executive Compensation." The Compensation Committee did not meet during 1996. Certain compensation matters relative to Messrs. Ross, Fratello and Crippen were addressed by the full Board of Directors.

         The Company's Stock Option Committee consists of Messrs. Ross,
Fratello and Crippen. The Stock Option Committee administers the Company's
Stock Option Plan and makes determinations as to grants of options, provided, however, with respect to options granted to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, the entire Board of Directors shall make such determinations. The Stock Option Committee took action 14 times during 1996 by written consent in lieu of a meeting signed by all members of the Committee then in office, as permitted by applicable state law. See "Management-Stock Option Plan."

         The Company does not have a nominating committee. This function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

         Effective October 1996, directors who are not employees of the Company are paid $1,000 for each Board meeting attended. In addition, each non-employee director received an option to purchase 4,000 shares of the Common Stock pursuant to the Company's Stock Option Plan. These options vest ratably over a twelve month period and have exercise prices ranging from $3.88 to $4.25 per share. All non-employee directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.


          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on the Company's review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Forms 3, 4, or 5 were required to be filed by those persons, the Company believes that during 1996, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements.

                             EXECUTIVE COMPENSATION

         The following table presents certain information concerning the compensation earned during 1995 and 1996 by: (i) the Company's Chief Executive Officer, (ii) each of those most highly compensated executive officers of the Company who earned more than $100,000 in salary and bonus in 1996, and (iii) an additional individual who would have been one of the four most highly compensated executive officers of the Company but for the fact that the individual was not serving as an executive officer of the Company at December 31, 1996 (collectively the "Named Executive Officers").


                         SUMMARY COMPENSATION TABLE (1)

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                     ------------
                                                    ANNUAL COMPENSATION               NUMBER OF
                                          ----------------------------------------    SECURITIES
                                                       OTHER         OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR   SALARY(2)   BONUS(3)     COMPENSATION(4)      OPTIONS       COMPENSATION
---------------------------------- ----   ---------   -------      ---------------    ------------    ------------

Harold R. Ross                     1996   $ 177,000   $ 36,000         $  3,775           --            $ 3,100
  Chief Executive Officer          1995     115,625       --               --             --              2,376

Marc J. Fratello                   1996     177,000     36,000            3,710           --              3,100
  President and Chief Operating    1995     115,625       --               --             --              2,376
Officer

Roy E. Crippen, III                1996     177,000     36,000            4,330           --              3,100
  Executive Vice President and     1995     115,625       --               --             --              2,376
  Chief Technology Officer

Stephen M. Wagman (6)              1996     100,683      5,072             --           13,500              900
  Senior Vice President, Chief     1995      26,503       --               --           12,500             --
Counsel,
  Secretary and Treasurer

Gerald R. Wicker (7)               1996     133,833      2,420             --           10,000            3,063
  Former Chief Financial Officer   1995      90,064      8,292             --             --              1,781

----------
(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported.

(2) Includes any amount deferred by the Named Executive Officer pursuant to the Company's 401(k) Plan.

(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(4) Represents fees paid on the Named Executive Officers' behalf for professional tax advice and other tax-related services.

(5) Represents matching contributions made by the Company to the Named Executive Officers under the Company's 401(k) Plan.

(6) Mr. Wagman joined the Company on August 31, 1995.

(7) Mr. Wicker resigned effective October 7, 1996. In connection with his resignation, Mr. Wicker received a $200,000 interest free loan from the Company, collateralized by 50,000 shares of the Common Stock which he owns. Mr. Wicker has the option to sell these shares to the Company prior to November 1997. The table above does not include the actual dollar value of the interest-free nature of this loan.

OPTION GRANTS IN 1996

         The following table sets forth certain information concerning grants of stock options to each of the Named Executive Officers of the Company during the year ended December 31, 1996. In accordance with the rules of the Securities and Exchange Commission, the potential realizable values under such options are shown based on assumed rates of annual compound stock price appreciation of 5% and 10% over the full option term from the date the option was granted. These assumed rates of appreciation do not represent the Company's estimate or projection of the rate of appreciation of shares of Common Stock.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                          NUMBER OF
                          SHARES OF                                                       POTENTIAL REALIZABLE VALUE AT
                         COMMON STOCK   % OF TOTAL OPTIONS                                ASSUMED ANNUAL RATES OF STOCK
                         UNDERLYING         GRANTED TO        EXERCISE                  PRICE APPRECIATION FOR OPTION TERM
                          OPTIONS          EMPLOYEES IN       PRICE PER    EXPIRATION   ----------------------------------
NAME                      GRANTED(1)         FISCAL YEAR       SHARE          DATE             5%               10%
--------------------    ------------    -------------------   ---------    ----------   ---------------   ---------------
Harold R. Ross                -                  -                -           -               -                  -
Marc J. Fratello              -                  -                -           -               -                  -
Roy E. Crippen, III           -                  -                -           -               -                  -

Stephen M. Wagman           1,000               0.2%          $  8.50        2006       $    5,346           $ 13,547
                            4,000               0.8%             9.00        2006           22,640             57,375
                            1,500               0.3%             4.00        2006            3,773              9,562
                            7,000               1.5%             4.31        2006           18,985             48,111

Gerald R. Wicker (2)       10,000               2.1%             4.00        2006           22,156             63,750
                            4,000                -                -             -               -                 -

(1) All options granted to the Named Executive Officers were granted pursuant to the Company's Stock Option Plan.

(2) The option for 4,000 shares of Common Stock was terminated in connection with Mr. Wicker's October 7, 1996 resignation.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 1996. No stock options were exercised during 1996.

                         NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                               UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
NAME                          AT DECEMBER 31, 1996            AT DECEMBER 31, 1996(1)
---------------------- ---------------------------------- --------------------------------
                         EXERCISABLE      UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                       ----------------  ---------------- --------------- ----------------
Harold R. Ross                -                -                 -              -
Marc J. Fratello              -                -                 -              -
Roy E. Crippen, III           -                -                 -              -
Stephen M. Wagman           7,500            18,500        $   6,875       $  13,188
Gerald R. Wicker           10,000              -              10,000            -

(1) Represents the dollar value of the difference between the value at December 31, 1996 and the option exercise price of unexercised options at December 31, 1996.

STOCK OPTION PLAN

         The Company established its Stock Option Plan in June 1995 to provide incentives to key employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company. In January 1996, the Board of Directors and shareholders of the Company amended the Stock Option Plan to increase the number of shares available for issuance from 800,000 to 1,250,000. In April 1997, the Board adopted an amended and restated Stock Option Plan to increase the number of shares available for issuance from 1,250,000 to 2,250,000 and to modify the provisions of the Stock Option Plan relating to its administration and amendment in order to reflect recent revisions to Securities and Exchange regulations. At the Meeting, the shareholders are being asked to vote for the approval of this amended and restated Stock Option Plan. See "Proposal 2 - Approval of the Amendment to the PowerCerv Corporation Stock Option Plan."


         The Company's Stock Option Plan provides for the grant to employees of both nonstatutory options and options intended to be treated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Stock Option Plan is administered by the Stock Option Committee of the Board of Directors. The exercise price per share of Common Stock deliverable upon the exercise of each stock option granted under the Plan is determined by the Stock Option Committee at the date the stock option is granted and as provided in the terms of the Stock Option Plan. Stock options are exercisable in whole or in part on such date or dates as are determined by the Stock Option Committee at the date of the grant. The duration of options granted under the Stock Option Plan is ten years from the date of grant, or such shorter period as determined by the Stock Option Committee. The options are non-transferable other than by will or by the laws of descent and distribution.


         The Company has also granted options outside of the Company's Stock Option Plan to purchase a total of 100,000 additional shares of Common Stock at an exercise price of $14.00 per share. These options were issued in November 1995 in connection with a certain acquisition made by the Company.

401 (K) PLAN

         On June 1, 1994, the Company's defined contribution plan (the "401 (k) Plan") became effective. In January 1997, the Company amended and restated its 401 (k) Plan. All current employees and future employees are eligible to participate in the 401(k) Plan following six months of service to the Company. Participants in the 401(k) Plan may not contribute more than the greater of a specified statutory amount or 12% of his or her pre-tax total compensation. The Company matches 50% of participant contributions to a maximum matching amount of 6% of participant base compensation. Employee contributions vest immediately and Company contributions vest over a six-year period.

EMPLOYMENT AGREEMENTS

         Effective April 10, 1997, each of Messrs. Ross, Fratello and Crippen entered into an Employment, Noncompetition, Development and Confidentiality Agreement with the Company. Each of these agreements is for a period of one year plus renewable one year extensions subject to either the Company's or the executive's right of cancellation. These agreements provide for an annual base salary of $180,000, target annual bonus of up to $120,000, and certain other benefits. In addition, the Company agreed to pay the executives twelve months of severance pay, including base salary and bonus, in the event their employment is terminated (i) by mutual agreement of the executive and the Company, (ii) or by either party after the agreements' twelve month term has elapsed, (iii) by the Company following a disability determination of the executive, or following the Company's early termination of the agreement on certain notice, or (iv) by the executive if the Company breaches the agreement, upon certain changes of control of the Company, or following the executive's formal notice of termination during or after April 1998. Each of these agreements also contains a one-year noncompete provision following it's expiration or earlier termination.

      Effective December 16, 1996, Mr. Wagman entered into an employment agreement with the Company. The term of this agreement runs through December 31, 1998, plus renewable one-year extensions subject to either the Company's or the executive's right of cancellation. The agreement provides for an annual base salary of $120,000, a discretionary bonus and certain other benefits. In addition, the Company agreed to pay the executive twelve months base salary and vest his outstanding stock options if (i) the Company is merged or acquired resulting in the elimination of his role, (ii) he is terminated without cause, or (iii) he is constructively terminated.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Board's Compensation Committee currently consists of Messrs. Ross, Fratello and Hebb. Mr. Hebb is an outside director. During 1996, the Compensation Committee did not meet. In 1996, all compensation matters relative to Messrs. Ross, Fratello and Crippen were addressed by the full Board of Directors. Set forth below is a description of certain transactions and relationships between the Compensation Committee members, the Chief Executive Officer and the Company.

         Donald B. Hebb, Jr. is a general partner of ABS Partners, L.P., the general partner of ABS Capital Partners, L.P. ("ABS"). Approximately $2.75 million of the proceeds from the Company's public offering of Common Stock in March, 1996 was used to redeem the shares of Redeemable Preferred Stock held by ABS.

         Thomas S. Roberts, who is an outside director and participated in compensation matters in connection with the full Board, is a general partner of Summit Investor II, L.P. and a general partner of Stamps, Woodsum & Co., III, the general partner of Summit Ventures III, L.P. Approximately $2.75 million of the proceeds from the Company's public offering of Common Stock in March, 1996 was used to redeem the shares of Redeemable Preferred Stock held by Summit Ventures III, L.P. and Summit Investors II, L.P.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") is composed of the Company's Chief Executive Officer, Mr. Ross, the Company's President and Chief Operating Officer, Mr. Fratello, and one outside director of the Company, Mr. Hebb. The Compensation Committe, or in its absence, the full Board of Directors reviews, recommends, and approves changes to the Company's compensation policies and programs. Compensation packages granted to the Company's Chief Executive Officer and other officers are designed to provide executives with competitive base salaries and incentive opportunities to earn additional compensation based on corporate performance. The Committee did not meet during 1996; the 1996 base salary and discretionary bonuses for Messrs. Ross, Fratello and Crippen were set by the Board. Mr. Wagman's annual base salary and discretionary bonuses were set by Messrs. Ross, Fratello and Crippen.

           Messrs. Ross, Fratello and Crippen are eligible to receive an annual bonus of up to $120,000 each at the discretion of the Board, based upon the achievement of certain management targets and the Company's achievement of certain financial targets. In 1996, the Board awarded them each a bonus of $36,000 based on the achievement of certain management targets, such as the successful completion of certain acquisitions and the Company's initial public offering.

         Mr. Wagman is eligible to receive an annual bonus at the discretion of Messrs. Ross, Fratello and Crippen based upon the Company's achievement of certain financial performance goals and Mr. Wagman's attainment of certain management objectives. In 1996, Mr. Wagman received a bonus partially based on the Company's financial performance in certain quarters and partially based upon his attainment of other management goals established by Messrs. Ross, Fratello and Crippen.

                               PERFORMANCE GRAPH

         The following graph presents the Company's total shareholder return of an investment of $100 in cash on March 1, 1996(1) for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market - U.S. Index (the "Nasadaq Index")(2), and
(iii) the Nasdaq Computer & Data Processing Services Stocks represented by Companies in SIC code 737 (the "Computer & Data Processing Index")(2). All values and returns assume reinvestment of the full amount of all dividends.

                     Comparison of Cumulative Total Return
                  For the Period From 3/1/96 Through 12/31/96
                 Among PowerCerv Corporation, the Nasdaq Index
                     and the Computer & Data Processing Index

                              [PERFORMANCE GRAPH]

         The information presented in the graph above was obtained by the Company from outside sources it considers to be reliable but has not been independently verified by the Company.

         The graph shown above was plotted using the following data:

                           PowerCerv                       Computer & Data
          Period Ended    Corporation     Nasdaq Index     Processing Index
          ------------    -----------     ------------     ----------------
            03/01/96      $   100.00      $   100.00        $   100.00
            03/31/96          105.36          101.70            102.74
            06/30/96           87.50          110.00            114.19
            09/30/96           29.46          113.91            116.47
            12/31/96           35.71          119.51            121.18


(1) The Company completed the initial public offering of its Common Stock on March 1, 1996. The Company's 1996 fiscal year ended December 31, 1996. This "Performance Graph" assumes that $100 was invested on March 1, 1996 in the Company's Common Stock at the Company's initial public offering price of $14.00 per share and at the closing sales price for each index on that date. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated periods should not be considered indicative of future shareholder returns.

(2) The Nasdaq Index and the Computer & Data Processing Index are calculated by the Center for Research in Securities Prices.

                              CERTAIN TRANSACTIONS


         The Company obtains many of its new technical employees through placements from a professional recruiting firm named PowerStaff Corporation ("PowerStaff"). The stock of PowerStaff is owned by Messrs. Ross, Fratello and Crippen. See "Management." The Company pays a fee to PowerStaff of approximately $5,000 for each employee placed with the Company by PowerStaff. The Company believes that the rates it pays to PowerStaff are below the rates that it would pay to unaffiliated placement services. During fiscal year 1996, the Company paid approximately $400,000 in fees to PowerStaff.

         In September 1996, Marc J. Fratello, one of the Company's directors and its President and Chief Operating Officer, joined the board of directors of Software Business Technologies, Inc. ("SBT") following election at SBT's annual meeting of shareholders. In December 1996, the Company purchased a five percent ownership interest in SBT for $1.5 million. Since Mr. Fratello joined SBT's board, the Company has provided approximately $42,000 of technical services to SBT.

         In May 1995, the Company made a $3,712,000 Subchapter S distribution to its shareholders, then consisting solely of Messrs. Ross, Fratello and Crippen which were repaid in March 1996 upon completion of the Company's initial public offering of its Common Stock.

         The Company has adopted a policy whereby all future transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of eight members. The Company's bylaws currently authorize up to nine directors. All directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

         The nominees for election to the Board of Directors are Kenneth D. Barwick, Roy E. Crippen, III, Marc J. Fratello, O.G. Greene, Stuart C. Johnson and Harold R. Ross. All of the nominees are currently members of the Board of Directors. See "Management - Directors and Executive Officers" for information on such nominees. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominees named will be unable or unwilling to serve if elected.


                          PROPOSAL 2 - APPROVAL OF THE
                     AMENDMENT TO THE POWERCERV CORPORATION
                               STOCK OPTION PLAN

         On April 10, 1997, the Company's Board of Directors amended the 1995 Stock Option Plan (the "Plan") and approved its submission to the shareholders for their approval. The Plan was initially adopted in June 1995 and was amended by the Board of Directors and by the shareholders in January 1996.

         The amendment to the Plan increases the number of shares available for purchase under the Plan from 1,250,000 to 2,250,000 and modifies the provisions of the Plan relating to the administration and amendment of the Plan in order to reflect recent revisions of Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Prior to the amendment, the Plan required shareholder approval of an amendment to the Plan that would (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the aggregate number of shares of the Company's stock that may be delivered under the Plan,
(iii) materially modify the eligibility requirements for participation in the Plan, or (iv) amend the requirements described in (i), (ii) and (iii) of this sentence. The purpose of this provision was to comply with the requirement of former Rule 16b-3 that shareholders must approve such amendments. The recent revisions to Rule 16b-3 included an elimination of requirement that shareholders must approve such amendments. To reflect this revision to Rule 16b-3, the Board amended the Plan to provide that the Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan, recipients or eligible persons are subject.

         As of April 10, 1997, options to acquire 1,040,480 shares had been granted pursuant to the Plan. The Company's employees are currently eligible to participate in the Plan. Accordingly, as of April 10, 1997, approximately 209,520 shares remained available. The Board of Directors, in order to ensure that the Company has an adequate number of shares available to grant to its employees to enable it to attract and retain individuals of training, experience, and ability, believes an increase in the number of shares to be necessary.

         The Board of Directors recommends that the shareholders vote FOR this proposal.

                          PROPOSAL 3 - RATIFICATION OF
                               THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company's Board of Directors has appointed KPMG Peat Marwick LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1997. KPMG Peat Marwick LLP has served as the Company's independent certified public accountants since fiscal year 1995. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders.

      The Board of Directors recommends a vote FOR the ratification of this selection.


            PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

         Proposals of shareholders intended for presentation at the 1998 annual meeting must be received by the Company on or before December 26, 1997, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

         The Company's Articles of Incorporation also require advance notice to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders' meeting. Notice of shareholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive office of the Company not less than 60 days prior to the meeting of shareholders; provided, however, that in the event that less than 70 days' notice prior to public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

         In addition to the matters required to be set forth by the rules of the Securities and Exchange Commission, a shareholder's notice with respect to a proposal to be brought before the annual meeting must set forth (a) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice and by other shareholders known to such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

         A shareholder's notice with respect to a director nomination must set forth (a) as to each nominee (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) all information that would be required to be included in the proxy statement soliciting proxies for the election of the nominee director (including such person's written consent to serve as a director if so elected), and (b) as to the shareholder providing such notice
(i) the name and address, as they appear on the Company's books, of the shareholder, and (ii) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice.

         The complete Articles of Incorporation provisions governing these requirements are available to any shareholder without charge upon request from the Secretary of the Company.

                                OTHER MATTERS

         The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the judgment of the individuals named in the proxy.

         The Company will provide to any shareholder, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, for its fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. All such requests should be directed to Stephen Wagman, Secretary, PowerCerv Corporation, 400 North Ashley Drive, Suite 2700, Tampa, Florida 33602. No charge will be made for copies of such annual report; however, a reasonable charge for the exhibits will be made.



                                   By Order of the Board of Directors,



                                   Stephen M. Wagman,
                                   Secretary



Tampa, Florida
April 30, 1997

                                   EXHIBIT A
                             POWERCERV CORPORATION
                             1995 STOCK OPTION PLAN

                     As Amended and Restated April 10, 1997

         1. Purpose. The purpose of this Stock Option Plan (the "Plan") is two-fold. First, the Plan will further the interest of PowerCerv Corporation, a Florida corporation (the "Company"), any subsidiaries it may have and its shareholders by providing incentives in the form of stock option grants to key employees who contribute materially to the success and profitability of the Company. The grants shall recognize and reward outstanding individual performances and contributions and shall give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program shall also assist the Company and any subsidiaries it may have in attracting and retaining key persons. Second, the Plan will provide the Company flexibility and the means to reward directors and other non-employees who render valuable contributions to the Company. The Plan is an amended plan, in restated form, the original plan being established effective as of June 15, 1995.

         2.       Definitions.  The following definitions shall apply to this
Plan:

                  (a) "Agreement" means a written agreement entered into between the Company and a Recipient that embodies the terms and restrictions of the Option granted to the Recipient.

                  (b) "Board" means the board of directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" means the Stock Option Committee of disinterested directors appointed by the Board in accordance with paragraph 3 of the Plan.

                  (e) "Common Stock" means the Common Stock, par value $.001 per share, of the Company or such other class of shares or securities to which the Plan may apply pursuant to paragraph 14 of the Plan.

                  (f) "Company" means PowerCerv Corporation.

                  (g) "Date of Grant" means the date on which the Option is granted.

                  (h) "Dispose Of" means pledge, hypothecate, give, assign, encumber, sell, grant an option with respect to, or otherwise transfer, to any party whether or not such party is a shareholder of the Company.

                  (i) "Employee" means any person employed on an hourly or salaried basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

                  (j) "Fair Market Value" means the fair market value of the Common Stock. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine the fair market value of the Shares using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the fair market value is the average of the high and low sale prices of the Common Stock as reported by the National Association of Securities Dealer Automated Quotations ("NASDAQ") on that date, if the Common Stock is listed on a stock exchange, the average of the high and low sale prices of the Common Stock on that date, as reported in The Wall Street Journal. If trading in the stock or a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which the stock was traded or a price was quoted shall determine the fair market value.

                  (k) "Incentive Stock Option" means a stock option granted pursuant to either this Plan or any other plan of the Company that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

                  (l) "Option" means a stock option granted pursuant to the Plan.

                  (m) "Option Shareholder" shall mean a Recipient who has exercised his or her Option.

                  (n) "Option Shares" means Shares issued upon exercise of an Option.

                  (o) "Plan" means this PowerCerv Corporation 1995 Stock Option Plan.

                  (p) "Recipient" means a person who receives an Option.

                  (q) "Share" means a share of the Common Stock, as adjusted in accordance with paragraph 14 of the Plan.

                  (r) "Subsidiary" means any corporation fifty percent or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

                  (s) "Qualified Public Offering" means the closing of an underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the gross proceeds to the Company before deducting underwriting commissions, discounts and offering expenses, equals or exceeds $20,000,000 and (ii) the product obtained by multiplying the public offering price per share of Common Stock by the total number of shares to be outstanding immediately following the public offering equals or exceeds $60,000,000.

                  (t)      "Trigger Event" occurs when:

                           (i) the Company, in good faith, believes that Marc
Fratello, Roy Crippen, Harold Ross, their estates, their wives, their parents, their lineal descendants, or any trust created for the benefit of any one or more of them during their lifetimes, or any combination of the foregoing, shall have voting control, directly or indirectly, equal to less than fifty percent but not less than thirty-three percent of the issued and outstanding capital stock of the Company entitled to vote in the election of the Board of Directors of the Company;

                           (ii) the Company, in good faith, believes that none
of Marc Fratello, Roy Crippen, Harold Ross, their estates, their wives, their parents, their lineal descendants, or any trust created for the benefit of any one or more of them during their lifetimes, or any combination of the foregoing, shall have voting control, directly or indirectly, equal to at least thirty-three percent of the issued and outstanding capital stock of the Company entitled to vote in the election of the Board of Directors of the Company;

                           (iii) the approval by the shareholders of the Company
of a reorganization, merger, or consolidation, in each case, with respect to which Marc Fratello, Roy Crippen, Harold Ross, their estates, their wives, their parents, their lineal descendants, or any trust created for the benefit of any one or more of them during their lifetimes, or any combination of the foregoing, own less than fifty percent but not less than thirty-three percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or any successor entity's) then outstanding securities;

                           (iv) the approval by the shareholders of the Company
of a reorganization, merger, or consolidation, in each case, with respect to which Marc Fratello, Roy Crippen, Harold Ross, their estates, their wives, their parents, their lineal descendants, or any trust created for the benefit of any one or more of them during their lifetimes, or any combination of the foregoing, do not, immediately thereafter, own at least thirty-three percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or any successor entity's) then outstanding securities; or

                           (v) a liquidation or dissolution of the Company or
the sale of all or at least eighty percent of the Company's assets.

         3. Administration. This Plan shall be administered by a Committee appointed by the Board from among its members; provided, however, that with respect to options granted to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), the Committee shall be the entire Board. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous, written consent of the Committee.

         4. Shares Subject to Plan. Subject to the provisions of paragraph 14 of the Plan, the maximum aggregate number of Shares that may be subject to Options under the Plan shall be 2,250,000. If an Option should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

         5.       Recipients.

                  (a) Eligible Persons. Any person that the Committee in its sole and absolute discretion designates is eligible to receive an Option under this Plan. Only Employees of the Company shall be eligible to receive grants of Incentive Stock Options. The Committee's award of an Option to a Recipient in any year does not require the Committee to award an Option to that Recipient in any other year. Furthermore, the Committee may award different Options to different Recipients and has full discretion to choose whether to grant Options to any eligible person. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the amount of their Options, including, without limitation, (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of a prospective Recipient to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the prospective Recipient's other compensation. Recipients may include persons to whom stock, stock options, stock appreciation rights, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised or vested.

                  (b) No Right of Employment. A Recipient's right, if any, to continue to serve the Company and its Subsidiaries as an officer, Employee, or otherwise shall not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation shall not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment or affiliation of any Recipient.

         6. Option Requirements. Each Option granted to a Recipient under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Option granted to a Recipient shall satisfy the following requirements:

                  (a) Written Agreement. Each Option granted to a Recipient shall be evidenced by an Agreement. The terms of the Agreement need not be identical for different Recipients. The Agreement shall include a description of the substance of each of the requirements in this paragraph 6 with respect to that particular Option and shall state whether the Option is an Incentive Stock Option.

                  (b) Number of Shares. Each Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

                  (c) Exercise Price. Except as provided in subparagraph 6(i) of the Plan, the exercise price of each Share subject to an Incentive Stock Option shall equal the Fair Market Value of the Share on the Option's Date of Grant. The exercise price of each Share subject to an Option that is not an Incentive Stock Option shall equal the exercise price designated by the Committee on the Option's Date of Grant.

                  (d) Duration of Option. Except as provided in subparagraph 6(i) of the Plan, each Option granted to a Recipient shall expire on the tenth anniversary of its Date of Grant or, at such earlier date as is set by the Committee in establishing the terms of the Option at grant. If the Recipient's employment or affiliation with the Company terminates before the expiration date of an Option, the Options owned by the Recipient shall expire on the earlier of the date stated in this subparagraph or the date stated in following subparagraphs of this paragraph. Furthermore, expiration of an Option may be accelerated under subparagraph 6(g) of the Plan.

                  (e) Vesting of Option and Exercisability. Unless otherwise provided for by the Committee in establishing the terms of the Option at grant, a Recipient's interest in the Option shall vest according to the schedule described in this subparagraph 6(e) and shall be exercisable as to not more than the vested percentage of the Shares subject to the Option at any point in time. To the extent an Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised, subject to the provisions of subsection 6(d) of the Plan.
Each Option granted under the Plan shall become vested according to the following schedule based on the anniversary of the Date of Grant:

         Anniversary of Date of Grant                      Percent Vested
         ----------------------------                      --------------

         Prior to 1st anniversary                                0%
         1st                                                    25%
         2nd                                                    50%
         3rd                                                    75%
         4th                                                   100%

The Committee, in its sole and absolute discretion, may accelerate the vesting of any Option at any time.

                  (f) Death or Termination of Service or Affiliation. In the case of the death of the Recipient, all Options held by the Recipient shall expire on the one year anniversary of the Recipient's death, or if earlier, the date specified in subparagraph 6(d). If the Recipient ceases employment or affiliation with the Company for any reason other than death, all Options held by the Recipient shall lapse immediately following the last day that the Recipient is employed by or affiliated with the Company. However, the Committee may, in its sole and absolute discretion, either at grant of the Option or at the time the Recipient terminates employment or affiliation with the Company, delay the expiration date of the Option to a date after termination of employment or affiliation with the Company. The maximum delay that may be allowed, however, shall be four years. Unless otherwise provided for by the Committee in its sole and absolute discretion, during any such delay of the expiration date, the Option may be exercised only for the number of Shares for which it could have been exercised on such termination date pursuant to subparagraph 6(e), subject to any adjustment under paragraph 14 of the Plan. Notwithstanding any provisions set forth herein or in the Plan, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any parent or Subsidiary, (ii) breach any covenant not to compete or employment agreement with the Company or any parent or Subsidiary, or (iii) engage in conduct that would warrant the Recipient's discharge for cause, any unexercised part of the Option shall lapse immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by or affiliated with the Company.

                  (g) Trigger Event. Contingent upon the occurrence of a Trigger Event, the Board may terminate all Options outstanding under the Plan effective upon the date of the Trigger Event or may accelerate the expiration of the Options to a date not earlier than the fifteenth day after the date of the Trigger Event. Furthermore, the Board may accelerate the vesting of any Option in the event of a Trigger Event. If the Board terminates the Options, it shall make, within sixty days after the date of the Trigger Event, a cash payment to the Recipient equal to the difference between the Exercise Price and the Fair Market Value of the Shares that would have been subject to the terminated Option on the date of the Trigger Event.

                  (h) Conditions Required for Exercise. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to subparagraph 6(e) of the Plan. In addition, no Option granted under this Plan may be exercised unless and until a Qualified Public Offering occurs. Furthermore, each Option granted under the Plan is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by paragraph 12 of the Plan.

                  (i) Ten Percent Shareholders. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, shall be granted at an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Code Section 424(d) shall apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options shall not be considered.

                  (j) Maximum Option Grants. The aggregate Fair Market Value determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its Subsidiaries (within the meaning of Section 422(b) of the Code) may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

         7. Method of Exercise. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (a) delivers written notice to the President of the Company (or his delegate, in his absence) of the decision to exercise, (b) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (c) complies with such other reasonable requirements as the Committee establishes pursuant to paragraph 12 of the Plan. Payment for Shares with respect to which an Option is exercised may be made in cash, or by certified check or wholly or partially in the form of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price. No person shall have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him. An Option granted under this Plan may not be exercised in increments of less than one hundred Shares, or, if less, one hundred percent of the full number of Shares as to which it can be exercised. A partial exercise of an Option shall not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

         8. Company's Right of First Refusal Regarding Option Shares. An Option Shareholder who desires to Dispose Of any Option Shares shall first offer the Option Shares to the Company. The Option Shareholder shall provide notice signed by the Option Shareholder to the Company indicating the Option Shareholder's desire to Dispose Of Option Shares. The notice shall also specify the number of Option Shares. The Company shall have the irrevocable and exclusive first option, but not the obligation, to purchase all or a portion of the Option Shares, provided the Company provides notice of its election to purchase the Option Shares within sixty days after the Company receives the Option Shareholder's notice. The purchase price to be paid by the Company for the Option Shares being offered by the Option Shareholder shall be the Fair Market Value of the Option Shares on the date of the Option Shareholder's notice, and payment shall be made in full in cash at closing. In the event of a Qualified Public Offering, the provisions of this paragraph 8 shall cease to be effective.

         9. Company Right to Repurchase Option Shares. The Company shall have the right to repurchase any Option Shares purchased by a Recipient following such Recipient's termination of service or affiliation with the Company for any reason. The price for repurchasing the Option Shares shall be equal to the exercise price specified in the Option with respect to such Option Shares. Should the Company fail to exercise such repurchase right within sixty days following the date of such Recipient's termination of service or affiliation, the Company shall be deemed to have waived such right. In the event of a Qualified Public Offering, the provisions of this paragraph 9 shall cease to be effective.

         10. Loan from Company to Exercise Option. The Committee may, in its sole and absolute discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Option. The Recipient shall make application to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient shall execute a promissory note and any other documents deemed necessary by the Committee.

         11. Designation of Beneficiary. Each Recipient shall designate in the Agreement he executes a beneficiary to receive Options awarded hereunder in the event of both his death prior to full exercise of such Options and a delay of the expiration date of such Options in accordance with subparagraph 6(f) of the Plan; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Agreements.

         12. Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes as the result of the receipt of Shares pursuant to the Plan as a condition to the issuance of Shares upon Option exercise (whether to the Recipient or to his beneficiary).

         Options are exercisable, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this paragraph and to reflect the provisions of paragraphs 8 and 9 of the Plan. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

         Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

         With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, as such rule may be amended from time to time, or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

         13. Assignability. An Option granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of a Recipient, all rights of the Options are exercisable only by the Recipient.

         14. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted to Recipients under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

         15. Liability of the Company. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by a Recipient or other person due to the exercise of an Option.

         16. Amendment and Termination of Plan. The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders of the Company. The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan, Recipients or eligible persons are subject. Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) shall be effective only with the consent of the Recipient to whom the Option was granted or the holder currently entitled to exercise it.

         17. Expenses of Plan. The Company shall bear the expenses of administering the Plan.

         18. Duration of Plan. Options may be granted under this Plan only during the ten years immediately following the effective date of this Plan.

         19. Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida and the United States of America.

         20. Effective Date. The effective date of this Plan, as amended, shall be the earlier of (a) the date on which the Board adopts the amended Plan, or (b) the date on which the Shareholders approve the amended Plan.

Adopted by the Board of Directors
on April 10, 1997 (original Plan adopted by the Board of Directors on June 15, 1995;
amendment adopted by the Board of Directors on January 10, 1996).

                                                                       APPENDIX

                             POWERCERV CORPORATION
                       400 North Ashley Drive, Suite 2700
                              Tampa, Florida 33602


      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON JUNE 3, 1997

         The undersigned hereby appoints Harold R. Ross and Stephen M. Wagman, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of PowerCerv Corporation held of record by the undersigned on April 29, 1997, at the annual meeting of shareholders to be held on June 3, 1997 or any adjournment thereof.

1. ELECTION OF DIRECTORS  [ ] FOR all nominees listed [ ] WITHHOLD AUTHORITY
                              below (except as marked     to vote for all
                              to the contrary below).     nominees listed below.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

   Kenneth D. Barwick, Roy E. Crippen, III, Marc J. Fratello, O.G. Greene, Stuart C. Johnson, Harold R. Ross


2. PROPOSAL TO APPROVE AMENDMENT TO THE 1995 STOCK OPTION PLAN (THE "PLAN") TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 1,250,000 SHARES TO 2,250,000 SHARES AND MODIFY THE PROVISIONS OF THE PLAN RELATING TO ADMINISTRATION AND AMENDMENT OF THE PLAN

         [ ]  FOR             [ ]  AGAINST          [ ]  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1997

         [ ]  FOR             [ ]  AGAINST          [ ]  ABSTAIN



4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         [ ]  FOR             [ ]  AGAINST          [ ]  ABSTAIN


   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS IN ITEMS 2, 3 AND 4.



   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



DATED:                    , 1997
      --------------------                -------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN        Signature
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE
-----------------                         -------------------------------------
                                          Signature if held jointly